CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment) of our report dated March 22, 2016 with respect to the audited financial statements of Benaiah Holdings Group, Inc. as of June 30, 2015 and for the period from July 9, 2014 (Inception) through June 30, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

March 22, 2016